UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 25, 2017

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, Liberty Tax, Inc. (the "Company") appointed Edward L. Brunot, age 53, as Chief Operating Officer of the Company, effective June 1, 2017. Since 2013, Mr. Brunot has served as the Executive Vice President and President of MDV at SpartanNash Company, a publicly traded food distributor and grocery retailer. Prior to the merger between Spartan Stores and Nash Finch in 2013, he served with Nash Finch as Executive Vice President and President and Chief Operating Officer of MDV from 2012 to 2013 and as Senior Vice President and President and Chief Operating Officer of MDV from February 2009 to March 2012. Mr. Brunot joined Nash Finch in July 2006 as Senior Vice President, Military. Mr. Brunot previously served as Senior Vice President and Vice President of Operations of two privately held temperature controlled warehousing and transportation companies, AmeriCold Logistics, LLC from December 2002 to May 2006, and CS Integrated from 1999 to 2002.

There are no family relationships between Mr. Brunot and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

On April 30, 2017, the Company also entered into an Executive Employment Agreement, effective as of June 1, 2017 (the "Agreement").

The initial term of the Agreement ends on June 1, 2018, and the term shall be automatically renewed for successive one-year terms, unless either party provides written notice of non-renewal at least ninety (90) days prior to expiration of the current term. Under the Agreement, Mr. Brunot is entitled to an annual base salary of $500,000, and in the event he is promoted to Chief Executive Officer, the annual base salary shall be increased to $600,000. Mr. Brunot is also entitled to an annual bonus with a target maximum of 75% of base salary during the term of the Agreement. In the event Mr. Brunot is appointed Chief Executive Officer he is entitled to an annual bonus with a target maximum of 100% of the increased base salary. Subject to approval by the Board of Directors of the Company (the “Board”), Mr. Brunot may also be entitled to a signing bonus of $1,250,000 to be paid in the form of a cash payment of $325,000, stock options valued at $600,000 and restricted stock units valued at $325,000. These awards will be subject to the terms and conditions set forth in the applicable plan and agreements.

Mr. Brunot is also entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to other executive officers and as otherwise set forth in the Agreement.

If the Agreement is terminated for any reason, Mr. Brunot will be entitled to receive: (i) the base salary earned but not yet paid for services rendered to the Company on or prior to the date on which the employment period ends; (ii) any annual bonus awarded by the Board prior to the date of the Company’s receipt of the Notice of Termination for services rendered in any fiscal year which had been completed prior to the date on which the employment period ends and which had not previously been paid (provided that the Board did not impose a requirement that Mr. Brunot be employed on the payment date); (iii) any business expenses incurred on or prior to the date on which the employment period ends that are eligible for reimbursement in accordance with the Company’s expense reimbursement policies as then in effect; and (iv) any vested benefits to which Mr. Brunot is entitled under the employee benefit plans and any welfare benefits to which he is entitled in accordance with the terms of the Company’s welfare plans (collectively, “Accrued Rights”).

If the Agreement is terminated as a result of Mr. Brunot’s Employment-Related Death or Disability (as defined therein) or as a result of delivery of Notice of Non-Renewal (as defined therein), Mr. Brunot shall be entitled to an amount equal to the Accrued Rights.

Subject to the execution of a form of release by Mr. Brunot, if during the employment term, Mr. Brunot terminates the Agreement for Good Reason (as defined therein) or the Company terminates Mr. Brunot without Cause (as defined therein), Mr. Brunot will be entitled to receive: (i) the Accrued Rights; (ii) an amount equal to Mr. Brunot’s base salary as of the day prior to the date of termination multiplied by two, if the termination occurs prior to May 31, 2020. If the termination occurs after May 31, 2020, Mr. Brunot shall be entitled to an amount equal to his base salary as of the day prior to termination; (iii) accelerated vesting, non-forfeitability and exercisability, as of the termination date, of Mr. Brunot’s outstanding equity awards, as described in the Agreement; (iv) continuation of certain other benefits, including health care coverage for 18 months following date of termination; and (v) the ability to convert any existing life insurance policy then in effect to an individual policy, to the extent permitted by the plan terms and conditions. In the event Mr. Brunot voluntarily terminates his employment with the Company without Good Reason prior to February 28, 2019, he will remit to the Company a cash amount equal to a pro-rated value of the signing bonus. If Mr. Brunot does not execute the form of release, in the event of termination as described above, Mr. Brunot shall only be entitled to the Accrued Rights.

The Agreement also provides that Mr. Brunot may not disclose or use any confidential information of the Company during or after the term of the Agreement. During his employment with the Company and for a period of twelve (12) months following his termination of employment for any reason, Mr. Brunot is also precluded from engaging or assisting in any business that is in competition with the Company and from soliciting any Company employee, consultant, vendor or supplier.

The foregoing description of the Agreement is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On May 25, 2017, the Company announced the appointment of Mr. Edward L. Brunot as Chief Operating Officer of the Company, effective as of June 1, 2017, through a press release, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement effective as of June 1, 2017 by and among Liberty Tax, Inc. and JTH Tax, Inc. and Edward L. Brunot
99.1*	Press Release dated May 25, 2017

*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: May 25, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement effective as of June 1, 2017 by and among Liberty Tax, Inc. and JTH Tax, Inc. and Edward L. Brunot
Exhibit 99.1*	Press Release dated May 25, 2017

*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.